FIRST AMENDMENT
                               TO THE
             GREEN MOUNTAIN COFFEE, INC. 1993 STOCK OPTION PLAN


      THIS AMENDMENT made this 26th day of July, 1996, by Green Mountain Coffee, Inc., a Delaware corporation (hereinafter called the "Company").


                             WITNESSETH


      WHEREAS, the Company established the Green Mountain
Coffee, Inc. 1993 Stock Option Plan (the "Plan"), effective as of July 27, 1993; and

      WHEREAS, under Section 21 of the Plan, the Company reserved the right to amend or terminate the Plan at any time; and

      WHEREAS, the Company desires to adopt the First Amendment to the Plan which provides for the increase in the number of shares of common stock, $.10 par value per share, of the Company for which options may be granted under the Plan, from 75,000 shares to 275,000 shares, effective as of the date of the Board of Directors resolution adopting this First Amendment;

      NOW, THEREFORE, be it resolved, that Section 2(a) of the Plan is hereby amended, effective as of the date of the Board of Directors resolution adopting this First Amendment, to read as follows:

      "2.     Stock Subject to the Plan.
      (a)     The total number of shares of the authorized but unissued
              or Treasury shares of the common stock, $.10 par value per share, of the Company (the "Common Stock") for which options may be granted under the Plan (the "Options") shall be 275,000, subject to adjustment as provided in Section 13 hereof."

      Except as amended herein, the Plan shall continue to be and shall remain in full force and effect in accordance with its terms.

                                       GREEN MOUNTAIN COFFEE, Inc.

                                       By:    /s/ Robert D. Britt
                                              -------------------
                                              Robert D.Britt

                                       Title: Secretary